(WARNACO LETTERHEAD)

           STANLEY P. SILVERSTEIN
Senior Vice President, Corporate Development
        Chief Administrative Officer

                                             April 16, 2004

Mr. Frank Tworecke
11102 Hidden Trail Drive
Owings Mills, MD 21117

Dear Frank,

     This is to confirm the Company's agreement to the following:

     1. If you remain actively employed with the Company until the fifth anniversary of the date you commence employment with the Company (the "Vesting
Date"), the Company will pay you a pension benefit (which shall include any supplemental retirement benefit ("SERP")) of no less than $75,000 per year, which benefit shall be payable upon any termination of employment (other than for Cause as defined in your employment agreement with the Company dated April
16, 2004) following the fifth anniversary of the Vesting Date and shall continue to be paid until the earlier to occur of (i) your death or (ii) the fifteenth anniversary of the date of the termination of your employment. Any benefit payable hereunder shall be pro-rated for the year of termination and the year in which you die based on the number of days that elapsed in such year after your date of termination or prior to your date of death, as the case may be. Any portion of this benefit that is not paid pursuant to a SERP shall be paid in monthly installments.

     2. As you have been advised, the Company is currently contemplating the establishment of a SERP for senior-level executives. If the Company establishes a SERP, you will be eligible to participate in such SERP and, upon termination of your employment, will be entitled to receive the greater of (i) the benefit payable to you under the SERP in accordance with its terms or (ii) the benefit payable under paragraph 1 above.

     Please indicate your acceptance of these terms by signing and returning an original of this letter to me.

                                             Sincerely yours,

                                             /s/ Stanley P. Silverstein
                                             --------------------------
                                             Stanley P. Silverstein

Accepted and Agreed:

/s/ Frank Tworecke
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Frank Tworecke

Date: 4/21/04
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